UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2016

FRANKLIN FINANCIAL NETWORK, INC.

(Exact name of registrant as specified in charter)

Tennessee	001-36895	20-8839445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

722 Columbia Avenue, Franklin, Tennessee 37064

(Address of Principal Executive Offices)

615-236-2265

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Effective July 8, 2016, Franklin Synergy Bank (the “Bank”), a wholly-owned subsidiary of Franklin Financial Network, Inc. (the “Company”), and Century Skanska (the “Contractor”) entered into that certain Standard Form of Agreement between Owner and Contractor (the “Agreement”), which provides for construction and design services to renovate the Bank’s branch in Murfreesboro, Tennessee. Century Skanska is a Joint Venture that is 40% owned by Century Construction Company, an affiliate of and wholly owned by James W. Cross, IV, a director of the Bank, and 60% owned by Skanska USA. The Agreement provides for payments by the Bank to the Contractor of $1,455,012, with such additional payments as may be required under the Agreement.

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Standard Form of Agreement Between Owner and Contractor, by and between Franklin Synergy Bank and Century Skanska

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2016

FRANKLIN FINANCIAL NETWORK, INC.

By:	/s/ Sally P. Kimble
Sally P. Kimble
Executive Vice President and Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Standard Form of Agreement Between Owner and Contractor, by and between Franklin Synergy Bank and Century Skanska